THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 ROOMLINX, INC.

                     WARRANT TO PURCHASE ________ SHARES OF
                    COMMON STOCK, PAR VALUE $0.001 PER SHARE


November __,  2004

Warrant No. _____


      For value received, ROOMLINX, INC., a Nevada corporation (the "Company"), hereby certifies that _________________________ or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a "Holder"), is the registered holder of warrants (the "Warrants") to subscribe for and purchase __________________________ shares (as adjusted pursuant to Section 3 hereof, the "Warrant Shares") of the fully paid and nonassessable common stock, par value $0.001 per share (the "Common Stock"), of the Company, at a purchase price per share initially equal to __________________ ($______) (the "Warrant Price") on or before, 5:00 P.M.,
Eastern Time, on the date which is two years from the date hereof (the "Expiration Date"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used in this Warrant, the term "business day" means any day other than a Saturday or Sunday on which commercial banks located in the State of New Jersey are open for the general transaction of business. This Warrant has been issued pursuant to a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and between the Company and the Holder, as amended from time to time. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

      Section 1. Exercise.

            (a) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise attached hereto as Appendix A duly executed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any business day, and the payment by the Holder by cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the exercising Holder by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased.

            (b) On the date on which the Holder shall have satisfied in full the Holder's obligations set forth herein regarding an exercise of this Warrant (provided such date is prior to the Expiration Date), the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.

            (c) In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of shares of Common Stock so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder, subject to compliance with applicable securities laws) as promptly as is reasonably practicable after such exercise, and, unless this Warrant has been fully exercised, a new Warrant representing the whole number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as reasonably practicable thereafter.

      Section 2. Reservation of Shares; Stock Fully Paid. The Company shall keep reserved a sufficient number of shares of the authorized and unissued shares of Common Stock to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms. All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Warrant Price therefor in accordance with the terms of this Warrant, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

      Section 3. Adjustments and Distributions. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if this Warrant had been fully exercised immediately prior to such event upon payment of a Warrant Price that has been proportionally adjusted to reflect such event. Such adjustments shall be made successively whenever any event listed above shall occur.

            (b) If any recapitalization, reclassification or reorganization of the capital stock of the Company (other than a change in par value or a subdivision or combination as provided for in Section 3(a) above) shall be effected in such a manner (including, without limitation, in connection with a consolidation or merger in which the Company is the continuing corporation), that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "Reorganization"), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Warrant Shares) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

            (c) If any consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another entity shall be effected (the "Sale of the Company"), then, as a condition of such Sale of the Company, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such Sale of the Company not taken place.

            (d) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 3(a) hereof), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the fair market value per share of Common Stock (as determined by the Board in good faith) immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such fair market value per share of Common Stock immediately prior to such payment date.

      Section 4. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

      Section 5. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise or cashless exercise hereunder, and in lieu of any such fractional shares the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder, subject to compliance with all applicable laws) based on the fair market value (as determined by the Board in good faith) of a share of Common Stock on the date of exercise or cashless exercise of this Warrant.

      Section 6. Mandatory Redemption. (a) If at any time following the effective date of a registration statement filed with the Securities and Exchange Commission covering the Warrant Shares, the Fair Market Value (as determined pursuant to Section 6(c)) of a share of Common Stock shall exceed three (3) times the Warrant Price., then the Company shall be entitled to give notice (the "Redemption Notice") to the Holder of its intent to redeem this Warrant at a price equal to the number of Warrant Shares underlying the Warrant times the Warrant Price.

            (b) If the Holder does not duly exercise this Warrant  within thirty
(30) days of the Redemption Notice, the Company may effect the redemption on the terms set forth in the Redemption Notice.

            (c) For purposes of this Section 6, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Valuation Date") shall mean the following:

            (I) if the Common Stock is then listed on a national securities exchange, the average closing sale price of one share of Common Stock on such exchange over the twenty (20) trading days ending on the last trading day prior to the Valuation Date; provided that if such stock has not traded in the twenty (20) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent twenty (20) trading days during which the Common Stock has traded prior to the Valuation Date;

            (II) if the Common Stock is then included in The Nasdaq Stock Market, Inc. ("Nasdaq"), the average closing sale price of one share of Common Stock on Nasdaq over the twenty (20) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such twenty (20) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on Nasdaq as of the end of such trading day;
      provided that if the Common Stock has not traded in the twenty (20) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent twenty (20) trading days during which the Common Stock has traded prior to the Valuation Date;

            (III) If the Common Stock is then included in the OTC BB ("OTC BB"), the average closing sale price of one share of Common Stock on the OTC BB over the twenty (20) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such twenty (20) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on the OTC BB as of the end of such trading day; provided that if the Common Stock has not traded in the twenty (20) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent twenty (20) trading days during which the Common Stock has traded prior to the Valuation Date;

            (IV) if the Common Stock is then included in the "pink sheets", the average closing sale price of one share of Common Stock on the "pink sheets" over the twenty (20) trading days ending on the last trading day prior to the Valuation Date or, if no closing sale price is available for any of such twenty (20) trading days, the closing sale price for such day shall be determined as the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of such trading day; provided that if the Common Stock has not traded in the twenty (20) consecutive trading days prior to the Valuation Date, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent twenty (20) trading days during which the Common Stock has traded prior to the Valuation Date; or

            (V) if the Common Stock is not then listed on a national securities exchange or quoted on Nasdaq or the OTC BB or the "pink sheets", the Fair Market Value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Company (the "Board").

      Section 7. Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof, except under circumstances which will not result in a violation of the Securities Act, or any state's securities laws. All shares of Common Stock issued upon exercise of this Warrant shall be stamped or imprinted with a legend as follows:

      THIS SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED,
      PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      Section 8. Rights as a Stockholder. Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      Section 9. Amendments. This Warrant and any provision hereof shall not be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the Holder, and such change, waiver, discharge or termination shall be binding on any future Holder.

      Section 10. Notices. The notice provision of the Purchase Agreement are expressly incorporated into this Warrant.

      Section 11. Governing Law. This Note is made and delivered in, and shall be governed by the laws of, and construed in accordance with the laws of, the State of New Jersey (without giving effect to the principles of conflicts of laws of the State of New Jersey or any other state).

      Section 12. Acceptance. Receipt and execution of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

      Section 13. Assignment. This Warrant shall not be transferred by the Holder without the prior written consent of the Company.

                            [Signature page follows]

      IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed on their behalf by one of their officers thereunto duly authorized.

                                 ROOMLINX, INC.



                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                   APPENDIX A

                               NOTICE OF EXERCISE



To:        ROOMLINX, INC.

1. The undersigned hereby irrevocably elects to purchase [_____] shares of Common Stock of ROOMLINX, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, by [cash, certified check/wire transfer, or other form of payment approved by the Company [select the applicable method of payment].

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


------------------------------

------------------------------
             (Name)

------------------------------
               (Address)

                               (Signature)
------------------------------

                               (Date)
------------------------------

3. Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

--------------------------------------

Date:
      --------------------------------

(Warrantholder)
                ----------------------

Name: (Print)
              ------------------------

By:
   -----------------------------------



                                      -8-